UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2006

EURASIA ENERGY LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Downiehills, Blackhills, Peterhead

Aberdeenshire, AB42 3LB, U.K., Scotland

(Address of principal executive offices, including zip code)

+44 (0) 7881 814431

(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.02 – Termination of a Material Definitive Agreement

On December 14, 2006, Eurasia Energy Limited (the “Registrant”) announced that its memorandum of understanding (“MOU”) dated December 7, 2005 with the State Oil Company of the Azerbaijan Republic (“SOCAR”) has expired.  The MOU provided for termination in the event that the Registrant and SOCAR did not sign an agreement on the basic commercial principals and provisions of an exploration, rehabilitation, development and production sharing agreement (“ERDPSA”) on or before December 7, 2006.  Management of the Registrant is continuing discussions with SOCAR with a view to extending the MOU to give more time to reach agreement on the basic commercial principals and provisions of an ERDPSA.  The Registrant has completed its comprehensive study and initial development plan for the 600 square kilometer offshore oil and gas block which is the subject of the MOU.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURASIA ENERGY LIMITED

Per:

/s/Gerald R. Tuskey

Gerald R. Tuskey,

C.F.O. and Director